UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2008

Millennium Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28494	04-3177038
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

40 Landsdowne Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

617-679-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 10, 2008, Millennium Pharmaceuticals, Inc., a Delaware corporation (“Millennium” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Takeda America Holdings, Inc. (“Parent”), a New York corporation and wholly-owned subsidiary of Takeda Pharmaceutical Company Limited (“TPC”), and Mahogany Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on April 11, 2008 to acquire all of the outstanding shares of common stock of the Company at a purchase price of $25.00 per share, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 11, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time.

On May 14, 2008, TPC and Millennium announced the completion of the Offer.  The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of Thursday, May 8, 2008, and the subsequent offering period expired at 12:00 midnight, New York City time, at the end of Tuesday, May 13, 2008.  According to Computershare Trust Company, N.A., the depositary for the Offer, as of 12:00 midnight, New York City time, at the end of May 13, 2008, a total of 295,628,495 shares of Millennium common stock were validly tendered and not withdrawn in the Offer, which represent approximately 90.3% of all outstanding shares of Millennium common stock.  Purchaser has accepted for payment all shares of Millennium common stock that were validly tendered and not withdrawn during the Offer, and payment for such shares has been or will be made promptly, in accordance with the terms of the Offer.

On May 14, 2008, Merger Sub was merged with and into Millennium pursuant to the terms of the Merger Agreement, with Millennium surviving as an indirect wholly-owned subsidiary of TPC.  At the effective time of the merger, each issued and outstanding share of Millennium common stock that was not tendered pursuant to the Offer was cancelled and converted into the right to receive an amount in cash equal to the Offer Price (other than shares of Millennium common stock that are held by Millennium, TPC, Purchaser or Takeda America or any wholly-owned subsidiary of Millennium or Takeda America or by stockholders, if any, who properly exercise their appraisal rights under Delaware law).

As a result of the merger, Millennium no longer fulfills the numerical listing requirements of The Nasdaq Stock Market (“Nasdaq”).  Accordingly, on May 14, 2008, at Millennium’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 thereby effecting the delisting of the Shares from Nasdaq and the deregistration of Millennium common stock under the Exchange Act.  Additionally, Millennium filed with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with consummation of the merger, the Company’s certificate of incorporation was amended and restated as set forth in Exhibit C to the Merger Agreement.  Also, upon consummation of the merger, the by-laws of the Company were amended and restated in their entirety to be identical to the

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by-laws of Merger Sub as in effect immediately prior to the consummation of the merger, except that the name of the surviving corporation set forth therein is “Millennium Pharmaceuticals, Inc.” Copies of the restated certificate of incorporation and by-laws of the Company are filed as Exhibit 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 8.01. Other Events.

On May 14, 2008, TPC and Millennium issued a joint press release relating to the consummation of the merger, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Pharmaceuticals, Inc.

Date: May 14, 2008	By:	/s/ Joel S. Goldberg

Joel Goldberg
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation*
3.2	By-Laws*
99.1	Joint Press Release, dated May 14, 2008, issued by TPC and Millennium*

*Filed herewith.